                                                                     Exhibit 1.1

                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                   Up to 7,000,000/1/ Shares of Common Stock
                           Issuable upon Exercise of
                      Subscription Rights for Such Shares


                            DEALER MANAGER AGREEMENT


                                              New York, New York
                                              June [__], 1997


PAINEWEBBER INCORPORATED
STIFEL, NICOLAUS & COMPANY INCORPORATED
  c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019

Ladies and Gentlemen:

          Each of Imperial Credit Commercial Holdings, Inc., a Maryland corporation (the "Company"), Imperial Credit Mortgage Holdings, Inc., a Maryland corporation ("IMH"), Imperial Commercial Capital Corporation, a [California] corporation ("ICCC"), and REIT Advisors, Inc., a _________ corporation (the "Manager"), confirms its agreement with and appointment of PaineWebber Incorporated and Stifel, Nicolaus & Company Incorporated (the "Dealer Managers") to act as dealer managers in connection with the offer of the Company to holders of record ("IMH Holders") as of the close of business on June [ ], 1997 (the "Record Date") of shares of common stock and options to purchase common stock (collectively, the "IMH Shares") of IMH, of non-transferable rights to subscribe (the "Subscription Rights") for an aggregate of up to 7,000,000 shares (the "ICH Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at the Subscription Price (as hereinafter defined).


-----------------------------
    /1/ Subject to increase in connection with the Minimum Standby Offer Amount (as defined herein) in the event that the Maximum Sub-scription Offer Amount is achieved.

          The Subscription Rights entitle the IMH Holders to subscribe for ICH Shares at the rate of one ICH Share for each IMH Share held on the Record Date (the "Subscription Offer"). An IMH Holder's right to acquire at the Subscription Price (as hereinafter defined) one ICH Share for every IMH Share held is referred to as the "Primary Subscription Privilege." Holders of IMH Shares who fully exercise all their Subscription Rights may be entitled to subscribe for additional ICH Shares of the Company, subject to allotment, proration and reduction (the "Over-Subscription Privilege") as provided for herein. The opportunity for IMH Holders to subscribe for ICH Shares pursuant to the Subscription Rights expires at 5:00 p.m., New York City time, on July [__], 1997 (the "Expiration Date").

          The offer of Subscription Rights to the IMH Holders will commence on June [__], 1997 (the "Commencement Date"). ICH Shares issued to IMH Holders pursuant to exercise of Subscription Rights, including pursuant to requests for additional ICH Shares pursuant to the Over-Subscription Privilege, duly received on or prior to the Expiration Date will be at the subscription price (the "Subscription Price") of $15.00 per Share. The trade date for the acceptance of exercises of Subscription Rights for the ICH Shares shall be July [__], 1997 (the "Trade Date"), and the initial settlement date for the issuance of all or a portion of such ICH Shares shall be July [__], 1997 (the "Initial Settlement Date"). A portion of the ICH Shares requested pursuant to Primary Subscription Privilege and the Over-Subscription Privilege may be issued on a date after the Initial Settlement Date (the "Supplemental Settlement Date") to be determined by the Company and the Dealer Managers, subject to proration, reduction or cancellation by the Company, subject to the consent of the Dealer Managers, if the Company believes, following the Expiration Date, that the issuance of such additional ICH Shares will have an adverse effect upon the operations of the Company or the market for the Company's Common Stock (the Initial Settlement Date and the Supplemental Settlement Date are each referred to as a "Settlement Date"). The Board of Directors has determined to limit the amount of ICH Shares that may be subscribed for pursuant to the Subscription Offer to 7,000,000 (the "Maximum Subscription Offer Amount").

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

          In addition to the Subscription Offer, the Company is offering (the "Standby Offer" and, together with the Subscription Offer, the "Offering") to certain persons that may or may not be IMH Holders as of the Record Date ("Standby Purchasers"), pursuant to Standby Purchase Agreements (as defined herein), at least _____ shares of Common Stock (the "Minimum Standby Offer Amount") but no more than [1,000,000] shares of Common Stock, subject to increase to the extent that the Maximum Subscription Offer Amount is not achieved (the "Maximum Standby Offer Amount") at a price per share equal to the Subscription Price (the shares of Common Stock being offered pursuant to the Standby Offer are hereinafter referred to as the "Standby Shares"; the Standby Shares and the ICH Shares are hereinafter collectively referred to as the "Shares").

          The Board of Directors of the Company has determined not to proceed with the Offering unless an aggregate amount of at least [2,500,000] Shares (the "Minimum Offering Amount") are subscribed for (inclusive of Standby Shares that may be subscribed for pursuant to the Standby Purchase Agreements).

          In connection with the organization of the Company and of ICCC, the following organizational transactions (the "Contribution Transactions") took place in connection with a Contribution Agreement dated as of ________, 1997 among the Company, IMH and ICCC (the "Contribution Agreement"): (i) in February 1997, IMH purchased, for $500,000, all of the non-voting preferred stock of ICCC (the "ICCC Preferred Stock"), which represents 95% of the economic interest in ICCC, and certain of the Company's officers purchased all of the outstanding common stock of ICCC, which represents 5% of the economic interest in ICCC; (ii) in February 1997, the officers and directors of the Company, as a group, purchased 300,000 shares of the Company's Common Stock and IMH purchased 299,000 shares of the Company's Common Stock (collectively, the "Company's Restricted Shares"); (iii) in March 1997, IMH lent the Company $15.0 million evidenced by a promissory note convertible into shares of the non-voting convertible preferred stock of the Company (the "ICH Preferred Stock") at the rate of one share of ICH Preferred Stock for each $5.00 principal amount of said note (the "Conversion Rate"); (iv) in March 1997, IMH converted the aforementioned $15.0 million principal amount promissory note into an aggregate of 3,000,000

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

shares of ICH Preferred Stock; all ICH Preferred Stock is automatically convertible upon the closing of the Offering into shares of the Company's
Common Stock determined by multiplying the number of shares of ICH Preferred Stock to be converted by a fraction, the numerator of which is $5.00 and the denominator of which is the Subscription Price; notwithstanding the foregoing, consistent with the Company's classification as a REIT, IMH shall not be entitled to have converted into the Company's Common Stock more than that number of shares of ICH Preferred Stock whereby IMH would own, immediately after such conversion, greater than 9.8% of the Company's outstanding Common Stock; any shares of ICH Preferred Stock not converted into the Company's Common Stock upon the closing of the Offering shall on such date automatically convert into shares of the Company's non-voting Class A Common Stock (the "ICH Class A Stock") at the same rate as the ICH Preferred Stock converted into Common Stock on said date; and (v) in April 1997, IMH exchanged the 299,000 shares of the Company's Restricted Shares held by it for an equivalent number of shares of ICH Class A Stock.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (File No. 333-_____) including a prospectus relating to the Company for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form S-11 and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" means the registration statement declared effective by the Commission on June [__], 1997 (the "Effective Date"), including financial statements and all exhibits and all documents, if any, incorporated therein by reference and including any post-effective amendments that become effective prior to the Expiration Date. The term "Prospectus" means the prospectus of the Company in the form filed with the Commission pursuant to Rule 424 of the Rules and Regulations as from time to time amended or supplemented. The Prospectus, letters to IMH Holders, subscription certifi-cates, brochures, wrappers and other materials preceded or accompanied by the Prospectus, forms used to exercise Subscription Rights, any letters and other informational

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material sent to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use specifically in connection with the solicitation contemplated by this Agreement, approve, prepare or authorize for use in connection with the Offering, are collectively referred to hereinafter as the "Offering Materials."

          1.  Representations and Warranties.
              ------------------------------

          (a) Each of the Company, ICCC, the Manager and IMH represents and warrants to, and agrees with, the Dealer Managers as of the Commencement Date and on the Settlement Dates (each, a "Representation Date") that:

          (i) The Company meets the requirements for use of Form S-11 under the Securities Act and the Rules and Regulations. The Registration Statement contains or will contain all statements required to be stated therein in accordance with, and complies or will comply in all material respects with, the requirements of the Securities Act and the Rules and Regulations and does not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and the other Offering Materials, together with the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (ii) The only subsidiaries (as defined in the Rules and Regulations) of the Company are ICCC and the other subsidiaries, if any, listed on
     Exhibit 21.1 to the Registration Statement (the "Subsidiaries"). The Company and each Subsidiary has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation; the Company and each Subsidiary has full power and authority to conduct all the respective activities conducted by them, to own or lease the assets owned or leased respectively by them and to conduct their respective business as described in

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

     the Registration Statement and the Prospectus; the Company and each Subsidiary and are duly qualified to do business in each jurisdiction wherein they own or lease real property or in which the conduct of their business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the Company or any of its Subsidiaries or their respective business, properties, business prospects, condition (financial or otherwise) or results of operations (a "Material Adverse Effect").

          (iii) All of the outstanding shares of the capital stock of the Subsidiaries, including but not limited to the ICCC Preferred Stock, have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company to the extent as is described in the Prospectus, free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the charter and of the by-laws of the Company and its Subsidiaries and all amendments thereto have been filed as Exhibits to the Registration Statement or delivered to the Dealer Managers, and no changes therein will be made subsequent to the date hereof and prior to any Representation Date, except such as the Dealer Managers shall approve and as may be necessary for the Company to qualify as a REIT under the Code as such term is hereinafter defined).

          (iv) All of the outstanding shares of the capital stock of the Company, including but not limited to the Company's Restricted Shares, the ICH Class A Stock and the ICH Preferred Stock, have been duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The Subscription Rights have been duly authorized by all requisite action on the part of the Company for delivery to the IMH Holders pursuant to the Offering; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offering and, when issued and delivered by the Company pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Subscription Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive rights. Except as set forth in the Prospectus, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations. The description of the Company's dividend reinvestment plan, stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (v) The financial statements and schedules included in the Registration Statement or the Prospectus present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial statements and other financial information included in the Registration Statement or the Prospectus (A) present in all material respects the information shown therein, (B) have been prepared in accordance with the Commission's rules and guide lines with respect to pro forma financial statements, and (C) have been properly computed on the basis described therein. No other financial statements or schedules of the Company are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG Peat Marwick (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The statements included in the Registration Statements with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

          (vi) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets.

          (vii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the respective Representation Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (A) there has not been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (B) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (C) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (viii) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus under the caption "Busi-

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     ness" will not be, an "investment company," an entity "controlled" by an
     "investment company" or an "affiliated person" of, or "promotor" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (ix) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

          (x) The Company and each of its Subsidiaries has (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (B) complied in all respects with all laws, regulations and orders applicable to it or its business and (C) performed all its obligations required to be performed by it, and is not in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. Neither the Company nor any of its Subsidiaries is in violation of any provision of its charter or by-laws.

          (xi) The Company has full corporate power and authority to enter into this Agreement, the Subscription Agency Agreement, dated June __, 1997
     (the "Subscription Agency Agreement") between the Company and ____________ (the "Subscription Agent"),

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     the Management Agreement, dated June __, 1997 (the "Management Agreement"), between the Company and the Manager, the Servicing Agreement, dated June
     __, 1997 (the "Servicing Agreement"), between the Company and ICCC, the
     Tax Agreement, dated June __, 1997 (the "Tax Agreement"), between the Company and IMH, the Non-Competition Agreement dated June __, 1997 (the "Non-Competition Agreement") between the Company and IMH, the Right of First Refusal Agreement, dated June __, 1997 (the "Right of First Refusal Agreement") between the Company, the Manager and IMH and the Contribution Agreement. The Subscription Agency Agreement, the Management Agreement, the Servicing Agreement, the Tax Agreement, the Contribution Agreement, the Right of First Refusal Agreement and the Non-Competition Agreement are collectively referred to as the "Company Agreements." Each of this Agreement and the Company Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of this Agreement and the Company Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a

                                       10
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     party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

          (xii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement or the Company Agreements by the Company or in connection with the taking by the Company of any other action contem-plated hereby or thereby, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

          (xiii) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it (including the assets contributed, sold or transferred to the Company pursuant to the terms of the Contribution Agreement), free and clear of all liens, charges, encumbrances, mortgages, security interests, claims or restrictions, except such as are described in, or contemplated by, the Prospectus. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

          (xiv) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is

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     not described or filed as required. All such contracts to which the
     Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiaries and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          (xv) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Dealer Manager was or will be, when made, inaccurate, untrue or incorrect.

          (xvi) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (xvii) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

          (xviii) The Shares have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

          (xix) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (xx) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          (xxi) Neither the Company nor to the knowledge of the Company any officers, directors, employees or agents acting on behalf of the Company has at any time (A) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (B) made any payment to any local, state, Federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed under applicable law, (C) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (D) except as described in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

          (xxii) As of the Expiration Date, the Company and its Subsidiaries will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it proposes to engage as described in the Prospectus; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its proposed business at a cost that would not result in a Material Adverse Effect.

          (xxiii) The Company has conducted its operations in a manner so as to enable it to elect to be qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and intends to operate in a manner so as to continue to remain to be able to be so qualified.

          (xxiv) The Company has complied with all of the provisions of (including, without limitation, filing all forms required by) Section
     517.075 of the Florida Securities and Investor Protection Act and Regulation 3E900.001 issued thereunder with respect to the offering and sale of the Shares.

          (xxv) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus under the caption "Business" will not be, a "broker" within the meaning of Section 3(a)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

          (b) Each of the Company, ICCC, the Manager and IMH represents and warrants to, and agrees with, the Dealer Managers as of each Representation Date that:

          (i) ICCC has full corporate power and authority to enter into this Agreement, the Servicing Agreement, the Lease Agreement dated as of _____, 1997 between ICCC and ______ (the "Lease Agreement") and the Contribution Agreement. The Servicing Agreement, the Lease Agreement, the Contribution Agreement, and any other Company Agreements to which ICCC is a party are collectively referred to as the "ICCC Agreements." Each of this Agreement and the ICCC Agreements has been duly authorized, executed and delivered by ICCC and constitutes a valid and binding agreement of ICCC and is enforceable against ICCC in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by ICCC of, and the performance by ICCC of its obligations under, each of this Agreement and the ICCC Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of ICCC pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of ICCC, any contract or other agreement to which ICCC is a party or by which ICCC or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of ICCC the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

          (ii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement or the ICCC Agreements by ICCC or in connection with the taking by ICCC of any other action contemplated hereby or thereby, except such as have been obtained.

          (iii) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of ICCC, threatened against or affecting ICCC or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

          (iv) No statement, representation, warranty or covenant made by ICCC in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Dealer Manager was or will be, when made, inaccurate, untrue or incorrect.

          (v) Neither ICCC nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (vi) No holder of securities of ICCC has rights to the registration of any securities of the Company or ICCC because of the filing of the Registration Statement.

          (vii) Neither ICCC nor to the knowledge of ICCC any officers, directors, employees or agents acting on behalf of ICCC has at any time (A) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (B) made any payment to any local, state, Federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed under applicable law, (C) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which ICCC sells or from which ICCC buys products for the purpose of influencing such agent or person to buy products from or sell products to ICCC, or (D) except as described in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of ICCC.

          (c) The Manager represents and warrants to, and agrees with, the Dealer Managers as of each Representation Date that:

          (i) The Manager has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation, has full power and authority to conduct all the activities conducted by it, to own or lease the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction wherein it own, or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

          (ii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the respective Representation Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (A) there has not been any change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Manager, arising for any reason whatsoever and (B) the Manager has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to this Agreement and the transactions referred to herein.

          (iii) The Manager, if operated in the manner described in the Prospectus under the caption "Business" and "REIT Advisors, Inc." will not be an "investment adviser," as such term is defined in the Investment Advisers Act of 1940.

          (iv) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Manager, threatened against or affecting the Manager or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

          (v) The Manager has (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (B) complied in all respects with all laws, regulations and orders applicable to it or its business and (C) performed all its obligations required to be performed by it, and is not in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in a Material Adverse Effect. To the knowledge of the Manager, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. The Manager is not in violation of any provision of its charter or by-laws.

          (vi) The Manager has full corporate power and authority to enter into this Agreement, the Right of First Refusal Agreement, the Submanagement Agreement dated as of June ___, 1997 between the Manager and ICH and the Submanagement Agreement dated as of June ___, 1997 between the Manager and Imperial Credit Industries, Inc. (collectively the "Submanagement Agreements"). The Management Agreement, the Right of First Refusal Agreement, the Submanagement Agreements and each other Company Agreement to which the Manager is a party are collectively referred to as the "Manager Agreements." Each of this Agreement and the Manager Agreements has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager and is enforceable against the Manager in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Manager of, and the performance by the Manager of its obligations under, each of this Agreement and the Manager Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Manager in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Manager pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Manager, any contract or other agreement to which the Manager is a party or by which the Manager or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Manager the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

          (vii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement or the Manager Agreements by the Manager or in connection with the taking by the Manager of any other action contemplated hereby or thereby, except such as have been obtained.

          (viii) No statement, representation, warranty or covenant made by the Manager in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Dealer Manager was or will be, when made, inaccurate, untrue or incorrect.

          (ix) Neither the Manager nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Manager to facilitate the sale or resale of the Shares.

          (d) IMH represents and warrants to, and agrees with, the Dealer Managers as of each Representation Date that:

          (i) IMH has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation, has full power and authority to conduct all the activities conducted by it, to own or lease the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

          (ii) IMH has full corporate power and authority to enter into this Agreement, the Tax Agreement, Non-Competition Agreement, the Right of First Refusal Agreement, the Contribution Agreement and the Submanagement Agreement with the Manager. The Tax Agreement, the Contribution Agreement, the Right of First Refusal Agreement, the Non-Competition Agreement, the Submanagement Agreement and any other Company Agreements to which IMH is a party are collectively referred to as the "IMH Agreements." Each of this Agreement and the IMH Agreements has been duly authorized, executed and delivered by IMH and constitutes a valid and binding agreement of IMH and is enforceable against IMH in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by IMH of, and the performance by IMH of its obligations under, each of this Agreement and IMH Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of IMH pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of IMH, any contract or other agreement to which IMH is a party or by which IMH or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of IMH the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

          (iii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement or the IMH Agreements by or in connection with the taking by IMH of any other action contemplated hereby or thereby, except such as have been obtained.

          (iv) No statement, representation, warranty or covenant made by IMH in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Dealer Manager was or will be, when made, inaccurate, untrue or incorrect.

          (v) Neither IMH nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (e) Any certificate required by this Agreement that is signed by any officer of the Company, ICCC, the Manager of IMH and delivered to the Dealer Managers or counsel for the Dealer Managers shall be deemed a representation and warranty by the Company, ICCC, the Manager or IMH, as the case may be, to the Dealer Managers, as to the matters covered thereby.

          2.  Agreement to Act as Dealer Managers.
              -----------------------------------

          (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

          (i) The Company hereby appoints the Dealer Managers and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Managers (the "Soliciting Dealers"), to solicit, in accordance with the Securities Act and the Exchange Act, and their customary practice, the exercise of the Subscription Rights, subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Soliciting Dealer Agreement; and

          (ii) IMH agrees to furnish, or cause to be furnished, to the Dealer Managers lists showing the names and addresses of IMH Holders as of the Record Date and the Dealer Managers agree to use such information only in connection with the Offering, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Managers to solicit exercises of Subscription Rights.

          (b) The Dealer Managers agree to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offering.

          (c) The Company and the Dealer Managers agree that the Dealer Managers are independent contractors with respect to the solicitation of the exercise of Subscription Rights, and the performance of financial advisory and marketing services for the Company contemplated by this Agreement.

          (d) In rendering the services contemplated by this Agreement, the Dealer Managers will not be subject to any liability to the Company, ICCC, the Manager, IMH or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing its obligations under this Agreement, except, on a several basis and not a joint basis, for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of a respective Dealer Manager or by reason of the reckless disregard of the obligations and duties of such respective Dealer Manager under this Agreement.

          (e) Each of the Dealer Managers (and each Soliciting Dealer who executes a Soliciting Dealer Agreement) severally acknowledges that the Board of Directors of IMH has authorized and directed that the Prospectus be delivered to each beneficial owner of IMH Shares, and each of the Dealer Managers (and each Soliciting Dealer who executes a Soliciting Dealer Agreement) severally agrees to deliver or cause to be delivered the Prospectus to each beneficial owner of IMH Shares for which such Dealer Manager (or such Soliciting Dealer) holds such shares of record or as nominee, consistent with the applicable provisions of the Exchange Act and the rules of the American Stock Exchange.

          3.  Dealer Manager and Solicitation Fees.  In full payment for the
              ------------------------------------
financial advisory, marketing and soliciting services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers an aggregate fee (the "Transaction Fee") of 4.25% of the aggregate Subscription Price for all Shares sold in the Offering. From the Transaction Fee, the Dealer Managers will pay, or direct the Company to pay, each Soliciting Dealer, in full payment for their soliciting efforts, 2.50% of the aggregate Subscription Price ("Solicitation Fees") of all ICH Shares sold in connection with an exercise of Subscription Rights solicited by the respective Soliciting Dealer during the

Subscription Offer. The Dealer Managers shall retain that portion of the Transaction Fee representing Solicitation Fee attributable to ICH Shares sold in connection with an exercise of Subscription Rights solicited by the respective Dealer Manager and shall retain that portion of the Transaction Fee attributable to the Standby Shares sold pursuant to the Standby Offer. Solicitation Fees with respect to ICH Shares sold in connection with an exercise of Subscription Rights shall be payable to the broker-dealer designated on the applicable portion of the form used by the IMH Holder to exercise Subscription Rights, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then to the Dealer Managers. Payment of the Transaction Fee to the Dealer Manager by the Company shall be made on each date on which the Company issues Shares in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Payment to each Soliciting Dealer will be made by, or as directed by, the Dealer Managers by check, wire or other means as may be agreed to by the Company and such Soliciting Dealer to an address identified by such Soliciting Dealer.

          4.  Other Agreements.
              ----------------

          (a)  The Company covenants with the Dealer Managers as follows:

          (i) The Company will use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act from the Commencement Date through the Supplemental Settlement Date, and will advise the Dealer Managers promptly as to the time at which any amendments to the Registration Statement become effective. The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (ii) The Company will notify the Dealer Managers immediately, and confirm the notice in writing, (A) of the filing of any amendments to the Registration Statement or any amendment or supplement to the Prospectus from the Commencement Date through the Supplemental Settlement Date and the effectiveness of any amendment to the Registration Statement, (B)
               of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the suspension of the qualification of the Shares or the Subscription Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                    (iii) The Company will give the Dealer Managers notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus from the Commencement Date through the Supplemental Settlement Date, and will furnish the Dealer Managers with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Managers or counsel for the Dealer Managers shall reasonably object.

                    (iv) The Company will, without charge, deliver to the Dealer Managers, as soon as practicable, the number of copies of the Registration Statement in effect as of the Commencement Date and of each amendment thereto as it may reasonably request through the Supplemental Settlement Date, in each case with the exhibits filed therewith.

                    (v) The Company will, without charge, furnish to the Dealer Managers, from time to time during the period when the Prospectus is required to be delivered in connection with the Offering under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Managers may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations.

                    (vi) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to an IMH Holder or a Standby Purchaser, the Company will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Managers a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Managers), at the Company's expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to an IMH Holder or Standby Purchaser, not misleading.

                    (vii) The Company will endeavor, in cooperation with the Dealer Managers and their counsel, to assist such counsel to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Managers may designate and maintain such qualifications in effect for the duration of the Offering; provided, however, that the Company will not be obligated to file
               --------  -------
               any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Subscription Rights and the Shares have been qualified as above provided.

                    (viii) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Commencement Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Commencement
               Date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

                    (ix) During the period of five years commencing on the Effective Date, the Company will furnish to the Dealer Managers copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Dealer Managers a copy of each annual or other report it shall be required to file with the Commission.

                    (x) For a period of 180 days from the Supplemental Settlement Date, the Company will not, without the prior consent of the Dealer Managers, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Company, other than the Shares pursuant to the Subscription Rights and Shares issued in reinvestment of dividends or distributions.

                    (xi) The Company will use the net proceeds from the Offering as set forth under "Use of Proceeds" in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application on the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

                    (xii) The Company will use its best efforts to cause the Shares to be duly authorized for listing by the American Stock Exchange prior to the time the Shares are issued.

                    (xiii) The Company will use its best efforts to qualify as a REIT under the Code.

                    (xiv) The Company will advise or cause the Subscription Agent to advise the Dealer Managers from day to day during the period of the Subscription Offer and promptly after the termination of the Subscription Offer, as to the names and addresses of all IMH Holders exercising Subscription Rights, the total number of Subscription Rights exercised and the number of Shares related thereto by each IMH Holder during the immediately preceding day, indicating the total number of Subscription Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers and each Soliciting Dealer, the number of Subscription Rights exercised and the number of Shares related thereto on subscription certificates indicating the Dealer Managers or such Soliciting Dealer, as the case may be, as the broker-dealer with respect thereto, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the [third] business day following the Expiration Date of the total number of Subscription Rights exercised during the respective subscription period and the number of Shares related thereto, the total number of Subscription Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Managers and each Soliciting Dealer, the number of Subscription Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto on subscription certificates indicating the Dealer Managers or such Soliciting Dealer, as the case may be, as the broker-dealer with respect thereto, and as to such other information as the Dealer Managers may reasonably request.

                    (xv) In the event that the Minimum Offering Amount is achieved, the Company and the Dealer Managers shall determine the number of Shares to be issued on the Initial Settlement Date and the number of Shares, if any, to be issued on the Supplemental Settlement Date.

                    (xvi) The Company will not use the proceeds of the sale of the Shares in such a manner as to require the Company to be registered under the Investment Company Act.

                    (xvii) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which shall constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                    (xviii)  During the period of 180 days commencing at the
               latest Settlement Date, the Company will not, without the prior written consent of PaineWebber Incorporated, grant options to purchase shares of Common Stock at a price less than the market price of the Common Stock at the time such options are granted.

                    (xix) The Company will not, and the Company will cause each beneficial owner of more than 5% of the outstanding shares of Common Stock to enter into agreements with Dealer Managers in the form set forth in Exhibit B to the effect that they will not, for a period of 180 days commencing at the latest Settlement Date, without prior written consent of PaineWebber Incorporated, sell, contract to sell, grant any option to sell or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Securities Act to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which they are, or may in the future become, the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), other than pursuant to stock option plans or in connection with other employee incentive compensation arrangements or the Company's dividend reinvestment plan.

                    (xx) The Company will not invest in future contracts, options on future contracts or options on commodities unless the Company and the Manager are exempt from the registration requirements of the Commodity Exchange Act, as amended (the "Commodity Act"), or otherwise comply with the Commodity Act. Neither the Company nor the Manager will engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

                    (xxi) Any servicing agreements entered into by the Company after the Effective Date will contain terms consistent with those described for "Servicing Agreements" (as such term is defined in the Prospec-tus under the caption "Business -- Servicing and Master Servicing").

                    (b) The Company, ICCC, the Manager and IMH, as the case may be, covenants with the Dealer Managers as follows:

                    (i) The Company, ICCC, the Manager and IMH will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(b).

                    (ii) Each of ICCC, the Manager and IMH shall notify the Dealer Manager and the Company of the occurrence of any material events respecting (A) any of the operations or assets subject to the Contribution Transactions or (B) the Manager, ICCC or IMH, as the case may be, and, if as the result of any such event it is necessary, in the reasonable opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, ICCC, the Manager or IMH, as the case may be, will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

                    (iii) IMH will not, for a period of 180 days commencing at the latest Settlement Date, without the prior written consent of PaineWebber Incorporated, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Securities Act to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which they are, or may in the future become, the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act), other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements.

                    (iv) The Manager will not engage in any activity which would require the Manager to register as an investment adviser under the Investment Advisers Act of 1940 or to register as a commodity trading advisor under the Commodity Act.

                    5.  Payment of Expenses.
                        -------------------

                    (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Subscription Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel, if any) and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees and the fees relating to the preparation of the Blue Sky Survey by counsel to the Dealer Managers, (v) the printing or other production and delivery to the Dealer Managers of copies of the Registration Statement as in effect on the Commencement Date and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc., (viii) the fees and expenses incurred in connection with the listing of the Shares on the American Stock Exchange, (ix) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials and (x) the fees and expenses incurred with respect to the Subscription Agent.

                    (b) In addition to any fees that may be payable to the Dealer Managers under this Agreement, the Company agrees to reimburse the Dealer Managers upon request made from time to time for its reasonable expenses incurred in connection with their activities under this Agreement, including the reasonable fees and disbursements of their legal counsel (excluding Blue Sky fees and expenses which are paid directly by the Company), in an amount up to $250,000.

                    (c) If this Agreement is terminated by the Dealer Managers in accordance with the provisions of Section 6, the Company agrees to reimburse the Dealer Managers for their reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Managers. In the event the transactions contemplated hereunder are not consummated, the Company agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this
Section 5 which the Company would have paid if such transactions had been consummated.

                    6.     Conditions of the Dealer Managers' Obligations. The
                           ----------------------------------------------
obligations of the Dealer Managers hereunder are subject to the accuracy of the respective representations and warranties of the Company, ICCC, the Manager and IMH contained herein, to the performance by such parties of their respective obligations hereunder, and to the following further conditions:

                    (a) Notification that the Registration Statement has become effective shall be received by the Dealer Managers not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Dealer Managers and all filings required by Rule 424 of the Rules and Regulations shall have been made.

                    (b)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Dealer Managers and the Dealer Managers did not object thereto in good faith, and the Dealer Managers shall have received certificates, dated the respective Representation Date, and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief, to the effect of clauses (i), (ii) and (iii)).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, capital stock, indebtedness, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company, and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) none of the Company or any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Dealer Managers any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares pursuant to the Offering.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against IMH, the Manager or the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding, an unfavorable ruling, decision or finding could materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or the ability of the (i) Company, ICCC and IMH to consummate the transactions contemplated by the Contribution Agreement, (ii) the Company to fulfill its obligation under the Company Agreements, (iii) ICCC to fulfill its obligations under the ICCC Agreements, (iv) the Manager to fulfill its obligations under the Manager Agreements, or (v) IMH to fulfill its obligations under the IMH Agreements.

                  (e) Each of the representations and warranties of the Company, ICCC, the Manager and IMH contained herein shall be true and correct in all material respects on each Representation Date, as if made at such Representation Date and all covenants and agreements herein contained to be performed on the part of the Company, ICCC, the Manager or IMH and all conditions herein contained to be fulfilled or complied with by the Company, ICCC, the Manager or IMH at or prior to such Representation Date, shall have been duly performed, fulfilled or complied with.

                  (f) On each Representation Date, the Dealer Managers shall have received an opinion, dated the respective Representation Date, and satisfactory in form and substance to counsel for the Dealer Managers, from Freshman, Marantz, Orlanski, Cooper & Klien, counsel to the Company, ICCC, the Manager and IMH, to the effect set forth in Exhibit B.

                  (g) On each Representation Date, the Dealer Managers shall have received an opinion, dated the respective Representation Date, from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Dealer Managers, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Dealer Managers.

                  (h) On the date of the Prospectus, the Accountants shall have furnished to the Dealer Managers a letter, dated the date of its delivery, addressed to the Dealer Managers and in form and substance satisfactory to the Dealer Managers, confirming that they are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. On each Representation Date, the Accountants shall have furnished to the Dealer Managers a letter, dated the respective Representation Date, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the respective Representation Date, which would require any change in their letter dated the date of the Prospectus.

                  (i) On each Representation Date, there shall be furnished to the Dealer Managers an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Dealer Managers, to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificates delivered at the Initial Settlement Date, the Supplemental Settlement Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                  (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                  (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

                  (j) On each Representation Date, there shall be furnished to the Dealer Managers an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and Chief Financial Officer of ICCC, in form and substance satisfactory to the Dealer Managers to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (1) as of the date of such certificate, such documents are true and correct in all material respects insofar as they relate to ICCC, and do not omit to state a material fact relating to ICCC required to be stated therein or necessary in order to make the statements therein relating to ICCC not untrue or misleading and (2) in the case of the certificate delivered at the Initial Settlement Date and the Supplemental Settlement Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein relating to ICCC not untrue or misleading in any material respect.

                  (ii) Each of the representations and warranties of ICCC contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                  (iii) Each of the covenants required herein to be performed by ICCC on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by ICCC on or prior to the date of such certificate has been duly, timely and fully complied with.

                  (k) On each Representation Date there shall be furnished to the Dealer Managers an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Manager, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects insofar as they relate to the Manager and do not omit to state a material fact relating to the Manager required to be stated therein or necessary in order to make the statements therein relating to the Manager not untrue or misleading and (B) in the case of the certificate delivered at the Initial Settlement Date and the Supplemental Settlement Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein relating to the Manager not untrue or misleading in any material respect.

                  (ii) Each of the representations and warranties of the Manager contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                  (iii) Each of the covenants required herein to be performed by the Manager on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by ICCC on or prior to the date of such certificate has been duly, timely and fully complied with.

                  (l) On each Representation Date, there shall be furnished to the Dealer Managers an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial

Officer of IMH, in form and substance satisfactory to the Representatives, to the effect that:

                  (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects insofar as they relate to IMH and do not omit to state a material fact relating to IMH required to be stated therein relating to IMH not untrue or misleading and (B) in the case of the certificate delivered at the Initial Settlement Date and, as to any Option Shares, the Supplemental Settlement Date, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein relating to IMH not untrue or misleading on any material respect.

                  (ii) Each of the representations and warranties of IMH contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                  (iii) Each of the covenants required herein to be performed by IMH on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by III on or prior to the date of such certificate has been duly, timely and fully complied with.

                  (m) The Shares shall be qualified for sale in such states as the Dealer Managers may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Initial Settlement Date or the Supplemental Settlement Date.

                  (n) Prior to the Commencement Date, the Shares shall have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

                  (o) The Company, ICCC, the Manager and IMH shall have executed and delivered to each other party thereto the Company Agreements, the ICCC Agreements, the

Manager Agreements and the IMH Agreements, as the case may be.

                  (p) The Company, ICCC, the Manager and IMH shall have furnished to the Dealer Managers such certificates, in addition to those specifically mentioned herein, as the Dealer Managers may have reasonably requested as to the accuracy and completeness at a Representation Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at such Representation Date, of the representations and warranties of the Company, ICCC, the Manager and IMH herein, as to the performance by the Company, ICCC, the Manager and IMH of their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder of the Dealer Managers.

                  7.     Indemnification and Contribution.
                         --------------------------------

                  (a) Each of the Company and the Manager, jointly and severally, will indemnify and hold harmless each Dealer Manager, the directors, officers, employees and agents of each Dealer Manager and each person, if any, who controls each Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Dealer Manager, or any such person, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus or the Offering Materials or any amendment or supplement to the Registration Statement, the Prospectus or the offering Materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Dealer Manager in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Manager shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Dealer Manager through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by a Dealer Manager and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Dealer Manager furnished in writing to the Company by the Dealer Managers expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company and the Manager might otherwise have.

          (b) Each Dealer Manager will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Dealer Manager, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Dealer Manager furnished in writing to the Company by the Dealer Managers expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Dealer Manager might otherwise have; provided, however, that in no case shall any Dealer Manager be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Dealer Manager.

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,

(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 7(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company and the Manager or the Dealer Managers, the Company and the Manager and the Dealer Managers will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Manager from persons other than the Dealer Managers, such as persons who control the Company or the Managers within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Manager and any one or more of the Dealer Managers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Manager on the one hand and the Dealer Managers on the other. The relative benefits received by the Company and the Manager (treated jointly for this purpose as one person) on the one hand and the Dealer Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees received by the Dealer Managers in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Manager (treated jointly for this purpose as one person), on the one hand, and the Dealer Managers, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager or the Dealer

Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect there of, referred to above in this
Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Dealer Manager shall be required to contribute any amount in excess of the fees received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers' obligations to contribute as provided in this Section 7(d) are several and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). Except for a settlement entered into pursuant to the last sentence of Section 7(d) hereof, no party will be liable for contribution with respect to any action or claim settled with out its written consent (which consent will not be unreasonably withheld).

          (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Dealer Managers, (ii) acceptance of the Shares and payment therefore or (iii) any termination of this Agreement.

          (f) The Company and the Manager acknowledge that the statements under the caption "Distribution Arrangements" in the Prospectus constitute the only information furnished in writing to the Company by the Dealer Managers expressly for use in such document, and the Dealer Managers confirm that such statements are true and correct in all material respects.

          8.  Representations, Warranties and Agreements to Survive Delivery.
              --------------------------------------------------------------
The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of ICCC, of the Manager, of IMH and of the Dealer Managers set forth in or made pursuant to this Agreement shall survive the Initial Settlement Date and the Supplemental Settlement Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Managers or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

          9.  Termination of Agreement.  (a) This Agreement shall be subject to
              ------------------------
termination in the absolute discretion of the Dealer Managers, by notice given to the Company prior to the expiration of the Offering, if prior to such time
(i) financial, political, economic, currency, banking or social conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the judgment of the Dealer Managers, impracticable or inadvisable to proceed with the Offering, (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Dealer Managers, impracticable or inadvisable to proceed with the Offering, (iii) trading in securities generally on the New York Stock Exchange or American Stock Exchange or American Stock Exchange shall have been suspended or limited, (iv) a banking moratorium shall have been declared either by Federal or New York State authorities, or (v) trading in any of the Equity Securities of the Company shall have been suspended by the Commission, by an Exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation National Market System.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or telegraphed and confirmed to PaineWebber Incorporated, Attn: Halle Benett, 1285 Avenue of the Americas, New York, New York 10019; or if sent to the Company or ICCC will be mailed, delivered or telegraphed and confirmed to them at: Imperial Credit Commercial Holdings, 1 Park Plaza, Suite 430, Irvine, California 92614, Attn: Joseph R. Tomkinson, Chief Executive Officer; or if sent to the Manager, will be mailed, delivered or telegraphed and confirmed in writing to: REIT Advisors, Inc., 20371 Irvine Avenue, Santa Ana Heights, California 92707, Attn: Joseph R. Tomkinson, Chief Executive Officer, or if sent to IMH, will be mailed, delivered or telegraphed and confirmed in writing to:
Imperial Credit Mortgage Holdings, 20371 Irvine Avenue, Santa Ana Heights, California 92707, Attn: Joseph R. Tomkinson, Chief Executive Officer.

          11.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and will inure to the benefit of the officers, trustees, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          12.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York without reference to conflict of law principles thereof.

          13.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, ICCC, the Manager and IMH and the Dealer Managers.

                                        Very truly yours,

IMPERIAL CREDIT COMMERCIAL              IMPERIAL COMMERCIAL
HOLDINGS, INC.                          CAPITAL CORPORATION, INC.



By:                                     By:
   ---------------------------             ---------------------------
Name:                                   Name:
Title:                                  Title:


REIT ADVISORS, INC.                     IMPERIAL CREDIT MORTGAGE
                                        HOLDINGS, INC.



By:                                     By:
   ---------------------------             ---------------------------
Name:                                   Name:
Title:                                  Title:


The foregoing Agreement is hereby confirmed and accepted, on behalf of the Dealer Managers, as of the date first above written.

PAINEWEBBER INCORPORATED                STIFEL, NICOLAUS & COMPANY
                                        INCORPORATED



By:                                     By:
   ---------------------------             ---------------------------
Name:                                   Name:
Title:                                  Title:

                                                                       EXHIBIT A


                   IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

                   Up to 7,000,000 Shares of Common Stock
                           Issuable upon Exercise of
                      Subscription Rights for such Shares

                          SOLICITING DEALER AGREEMENT


To Securities Dealers and Brokers:

          Imperial Credit Commercial Holdings, Inc. (the "Company") is offering to holders of record ("IMH Holders") as of the close of business on June [ ], 1997 (the "Record Date") of shares of common stock and options to purchase common stock (collectively, the "IMH Shares") of Imperial Credit Mortgage Holdings, Inc. ("IMH"), of non-transferable rights to subscribe (the "Subscription Rights") for an aggregate of up to 7,000,000 shares (the "ICH Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), at the Subscription Price (as hereinafter defined).

          The Subscription Rights entitle the IMH Holders to subscribe for ICH Shares at the rate of one ICH Share for each IMH Share held on the Record Date (the "Subscription Offer"). An IMH Holder's right to acquire at the Subscription Price (as hereinafter defined) one ICH Share for every IMH Share held is referred to as the "Primary Subscription Privilege." Holders of IMH Shares who fully exercise all their Subscription Rights may be entitled to subscribe for additional ICH Shares of the Company, subject to allotment, proration and reduction (the "Over-Subscription Privilege") as provided for in the Company's Prospectus dated June [__], 1997 (the "Prospectus"). The opportunity for IMH Holders to subscribe for ICH Shares pursuant to the Subscription Rights

--------------------
Subject to increase in connection with the Minimum Standby Offer Amount (as defined herein) in the event that the Maximum Subscription Offer Amount is achieved.

expires at 5:00 p.m., New York City time, on July [__], 1997 (the "Expiration Date").

          The offer of Subscription Rights to the IMH Holders will commence on June [__], 1997 (the "Commencement Date"). ICH Shares issued to IMH Holders pursuant to exercise of Subscription Rights, including pursuant to requests for additional ICH Shares pursuant to the Over-Subscription Privilege, duly received on or prior to the Expiration Date will be at the subscription price (the "Subscription Price") of $15.00 per Share. The trade date for the acceptance of exercises of Subscription Rights for the ICH Shares shall be July [__], 1997 (the "Trade Date"), and the initial settlement date for the issuance of all or a portion of such ICH Shares shall be July [__], 1997 (the "Initial Settlement Date"). A portion of the ICH Shares requested pursuant to Primary Subscription Privilege and the Over-Subscription Privilege may be issued on a date after the Initial Settlement Date (the "Supplemental Settlement Date") to be determined by the Company and the Dealer Managers, subject to proration, reduction or cancellation by the Company, subject to the consent of the Dealer Managers, if the Company believes, following the Expiration Date, that the issuance of such additional ICH Shares will have an adverse effect upon the operations of the Company or the market for the Company's Common Stock (the Initial Settlement Date and the Supplemental Settlement Date are each referred to as a "Settlement Date"). The Board of Directors has determined to limit the amount of ICH Shares that may be subscribed for pursuant to the Subscription Offer to 7,000,000 (the "Maximum Subscription Offer Amount").

          In addition to the Subscription Offer, the Company is offering (the "Standby Offer" and, together with the Subscription Offer, the "Offering") to certain persons that may or may not be IMH Holders as of the Record Date ("Standby Purchasers"), pursuant to Standby Purchase Agreements (as defined herein), at least _____ shares of Common Stock (the "Minimum Standby Offer Amount") but no more than [1,000,000] shares of Common Stock, subject to increase to the extent that the Maximum Subscription Offer Amount is not achieved (the "Maximum Standby Offer Amount") at a price per share equal to the Subscription Price (the shares of Common Stock being offered pursuant to the Standby Offer are hereinafter referred to as the "Standby Shares"; the Standby Shares and the ICH Shares are hereinafter collectively referred to as the "Shares").

          The Board of Directors of the Company has determined not to proceed with the Offering unless an aggregate amount of at least [2,500,000] Shares (the "Minimum Offering Amount") are subscribed for (inclusive of Standby Shares that may be subscribed for pursuant to the Standby Purchase Agreements).

          For the duration of the Offer, the Company has agreed to pay Solicitation Fees to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Subscription Rights (which exercise includes exercises pursuant to the Over-Subscription Privilege) in connection with the Subscription Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to the subscription agent (discussed below) for the Subscription Offer, of payment for Shares purchased pursuant to the exercise of Subscription Rights and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive Solicitation Fees equal to 2.50% of the Subscription Price per Share so purchased; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2720, 2730, 2740 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

          The Company has agreed to pay the Solicitation Fees payable to the undersigned Soliciting Dealer on the terms set forth in the Dealer Managers Agreement, dated as of June [__], 1997, among PaineWebber Incorporated and Stifel, Nicolaus & Company Incorporated (the "Dealer Managers"), the Company, IMH and others (the "Dealer Managers Agreement"). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which the opinion of counsel to the Company or the Dealer Managers, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Subscription Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer, except that the Dealer Managers shall receive the Solicitation Fees with respect to Shares purchased pursuant to an exercise of Subscription Rights and the Over-Subscription Privilege for its own account provided that such Shares are offered and sold by the Dealer Managers to its clients.

          No Soliciting Dealer or any other person is authorized by the Company or the Dealer Managers to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Company through the Dealer Managers. No Solicit ing Dealer is authorized to act as agent of the Company or the Dealer Managers in any connection or transaction. In addition, nothing herein contained shall create a partnership among the Soliciting Dealers and the Dealer Managers or with one another, or agents of the Dealer Managers or the Company, or create any association between such parties, or shall render the Dealer Managers or the Company liable for the obligations of any Soliciting Dealer. The Dealer Managers shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

          [_______________] is the subscription agent for the exercise of Subscription Rights by IMH Holders (the "Subscription Agent"). In order for a Soliciting Dealer to receive Solicitation Fees for the exercise of Subscription Rights by IMH Holders, the manner and timing of the exercise of the Subscription Rights must conform with the procedures set forth in the Prospectus. In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New
York time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Subscription Rights and full payment for such Shares; or (ii) a Notice of

Guaranteed Delivery guaranteeing delivery to the Subscription Agent by the close of business on the fifth business day after the Expiration Date, of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Subscription Rights.

          Solicitation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed copy (or a facsimile thereof) of this Soliciting Dealer Agreement. In the case of a Notice of Guaranteed Delivery, Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Company to the Soliciting Dealer to an account or address designated by the Soliciting Dealer below by the tenth business day after final payment for Shares is due.

          All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Company, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Company shall determine. None of the Company, the Dealer Managers, Subscription Agent or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

          The acceptance of Solicitation Fees from the Company by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Company that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Subscription Rights it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Subscription Rights and in filling orders for such Shares, it has complied with the terms of the

Subscription Offer as set forth in the Prospectus; (iv) in soliciting purchases of Shares pursuant to the exercise of the Subscription Rights it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Company through the Dealer Managers; (v) it has not purported to act as agent of the Company or the Dealer Managers in any connection or transaction relating to the Subscription Offer; (vi) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vii) it is not affiliated with the Company; (viii) it will not accept Solicitation Fees paid by the Company pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Subscription Rights for its own account; (ix) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Company pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Subscription Offer; (x) it acknowledges that the board of directors of IMH has authorized and directed that the Prospectus be delivered to each beneficial owner of Shares, and it agrees to deliver or cause to be delivered the Prospectus to each beneficial owner for which it holds such shares of record or as nominee, consistent with the applicable provisions of the Exchange Act and the rules of the New York Stock Exchange and American Stock Exchange, as the case may be; and (xi) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Company and the Dealer Managers against losses, claims, damages and liabilities to which the Company may become subject as a result of the breach of such Soliciting Dealer's representations made herein and described above.

          Solicitation Fees due to eligible Soliciting Dealers will be paid promptly after consummation of the Subscription Offer. Upon expiration of the Subscription Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

          This Soliciting Dealer Agreement will be governed by the laws of the State of New York without reference to the conflict of law principles thereof.

          Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of a registered national securities exchange or of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of the NASD, including Sections 2720, 2730, 2740 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Subscription Offer in the United States to the same extent as if you were a member thereof, and certify ing that you have solicited the purchase of the Shares pursuant to exercise of the Subscription Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Soliciting Dealers may not participate in the Subscription Offer without executing and returning this Soliciting Dealer Agreement.

          Please forward two copies of the confirmation page (Page A-8) of this Soliciting Dealer Agreement to the Company at 1 Park Plaza, Suite 430, Irvine, California 92614, Attention: Richard Johnson (tel. number (___) ___.____; fax number (___) ___.____). A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                                   Very truly yours,

                                   Imperial Credit Commercial
                                      Holdings, Inc.


                                   By:
                                       ---------------------------
                                       Name:
                                       Title:

================================================================================

PLEASE COMPLETE THE INFORMATION BELOW:

ACCEPTED AND CONFIRMED BY SOLICITING DEALER


Contact at Firm:
                ----------------------------------------------------------------


--------------------------------------  ----------------------------------------
Printed Firm Name                       Address


--------------------------------------  ----------------------------------------
Authorized Signature                    Area Code and Telephone Number


--------------------------------------  --------------------------------------
Name and Title                          Fax Number



Dated:
      --------------------------------


Payment of the Solicitation Fee shall
be mailed by check or by wire to the
following address or account:

---------------------------------
---------------------------------
---------------------------------


ABA #
     ----------------------------

Routing #
         ------------------------

Account # to be credited:
                          ---------------------

   Attn:
         ------------------------


Telephone for Wire Instructions:

---------------------------------

                                                                       EXHIBIT B

                                   OPINION OF
                  FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN

1. The Company meets the requirements for use of Form S-11 under the Securities Act and the Rules and Regulations.

2. The Company and each Subsidiary (including ICCC) has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation; the Company and each Subsidiary (including ICCC) has full power and authority to conduct all the respective activities conducted by them, to own or lease the assets owned or leased respectively by them and to conduct their respective business as described in the Registration Statement and the Prospectus; the Company and each Subsidiary (including ICCC) and are duly qualified to do business in each jurisdiction wherein they own or lease real property or in which the conduct of their business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect upon the Company or any of its Subsidiaries.

3. All of the outstanding shares of the capital stock of the Subsidiaries, including but not limited to the ICCC Preferred Stock, have been duly authorized and validly issued and are fully paid and non-assessable. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, to our best knowledge after due inquiry, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

4. All of the outstanding shares of the capital stock of the Company, including but not limited to the Company's Restricted Shares, the ICH Class A Stock and the ICH Preferred Stock, have been duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive or similar right. The Subscription Rights have been duly authorized by all requisite action on the part of the Company for delivery to the IMH Holders pursuant to the Offering; the Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offering and, when issued and delivered by the Company pursuant to the terms of the Offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Subscription Rights conform in all material re-spects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive rights. Except as set forth in the Prospectus, to our best knowledge after due inquiry, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations. The description of the Company's dividend reinvestment plan, stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights.

5. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the respective Representation Date, to our best knowledge after due inquiry (A) there has not been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (B) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to the Dealer Manager Agreement and the transactions referred to herein and (C) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

6. Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus under the caption "Business" will not be, an "investment company," an entity "controlled" by an "investment company" or an "affiliated person" of, or "promotor" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

7. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to our knowledge after due inquiry, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

8. The Company and each of its Subsidiaries has (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (B) complied in all respects with all laws, regulations and orders applicable to it or its business and (C) performed all its obligations required to be performed by it, and is not in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its charter or by-laws.

9. The Company has full corporate power and authority to enter into the Dealer Manager Agreement, the Subscription Agency Agreement, dated June __, 1997 (the "Subscription Agency Agreement") between the Company and ____________ (the "Subscription Agent"), the Management Agreement, dated June __, 1997 (the "Management Agreement"), between the Company and the Manager, the Servicing Agreement, dated June __, 1997 (the "Servicing Agreement"), between the Company and ICCC, the Tax Agreement, dated June __, 1997 (the "Tax Agreement"), between the Company and IMH, the Non-Competition Agreement dated June __, 1997 (the "Non-Competition Agreement") between the Company and IMH, the Right of First Refusal Agreement, dated June __, 1997 (the "Right of First Refusal Agreement") between the Company, the Manager and IMH and the Contribution Agreement. The Subscription Agency Agreement, the Management Agreement, the Servicing Agreement, the Tax Agreement, the Contribution Agreement, the Right of First Refusal Agreement and the Non-Competition Agreement are collectively referred to as the "Company Agreements." Each of the Dealer Manager Agreement and the Company Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Dealer Manager Agreement and the Company Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

10. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Dealer Manager Agreement or the Company Agreements by the Company or in connection with the taking by the Company of any other action contemplated hereby or thereby, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD.

11. The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it (including the assets contributed, sold or transferred to the Company pursuant to the terms of the Contribution Agreement), free and clear of all liens, charges, encumbrances, mortgages, security interests, claims or restrictions, except such as are described in, or contemplated by, the Prospectus. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

12. There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, con-stitute valid and binding agreements of the Company or such Subsidiaries and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

13. The Shares have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

14. To our knowledge after due inquiry, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name; and the use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

[15. Based upon our knowledge of the operations of the Company, the Company has conducted its operations in a manner so as to enable it to elect to be qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").]

16. The Company has complied with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E900.001 issued thereunder with respect to the offering and sale of the Shares.

17. Neither the Company nor any of its Subsidiaries, if operated in the manner described in the Prospectus under the caption "Business," will be a "broker" within the meaning of Section 3(a)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

18. ICCC has full corporate power and authority to enter into the Dealer Manager Agreement, the Servicing Agreement, the Lease Agreement dated as of _____, 1997 between ICCC and ______ (the "Lease Agreement") and the Contribution Agreement. The Servicing Agreement, the Lease Agreement, the Contribution Agreement, and any other Company Agreements to which ICCC is a party are collectively referred to as the "ICCC Agreements." Each of the Dealer Manager Agreement and the ICCC Agreements has been duly authorized, executed and delivered by ICCC and constitutes a valid and binding agreement of ICCC and is enforceable against ICCC in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights gener-ally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by ICCC of, and the performance by ICCC of its obligations under, each of the Dealer Manager Agreement and the ICCC Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of ICCC pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of ICCC, any contract or other agreement to which ICCC is a party or by which ICCC or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of ICCC the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

19. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of the Dealer Manager Agreement or the ICCC Agreements by ICCC or in connection with the taking by ICCC of any other action contemplated hereby or thereby, except such as have been obtained.

20. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to our best knowledge after due inquiry, threatened against or affecting ICCC or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

21. The Manager has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation, has full power and authority to conduct all the activities conducted by it, to own or lease the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction wherein it own, or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

22. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the respective Representation Date, to our knowledge after due inquiry, (A) there has not been any change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Manager, arising for any reason whatsoever and (B) the Manager has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to the Dealer Manager Agreement and the transactions referred to herein.

23. The Manager, if operated in the manner described in the Prospectus under the caption "Business" and "REIT Advisors, Inc." will not be an "investment adviser," as such term is defined in the Investment Advisers Act of 1940.

24. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to our knowledge after due inquiry, threatened against or affecting the Manager or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

25. The Manager has (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (B) complied in all respects with all laws, regulations and orders applicable to it or its business and (C) performed all its obligations required to be performed by it, and is not in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in a Material Adverse Effect.
The Manager is not in violation of any provision of its charter or by-laws.

25. The Manager has full corporate power and authority to enter into the Dealer Manager Agreement, the Right of First Refusal Agreement, the Submanagement Agreement dated as of June ___, 1997 between the Manager and ICH and the Submanagement Agreement dated as of June ___, 1997 between the Manager and Imperial Credit Industries, Inc. (collectively the "Submanagement Agreements"). The Management Agreement, the Right of First Refusal Agree-ment, the Submanagement Agreements and each other Company Agreement to which the Manager is a party are collectively referred to as the "Manager Agreements." Each of the Dealer Manager Agreement and the Manager Agreements has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager and is enforceable against the Manager in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Manager of, and the performance by the Manager of its obligations under, each of the Dealer Manager Agreement and the Manager Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Manager in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Manager pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Manager, any contract or other agreement to which the Manager is a party or by which the Manager or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Manager the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

26. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of the Dealer Manager Agreement or the Manager Agreements by the Manager or in connection with the taking by the Manager of any other action contemplated hereby or thereby, except such as have been obtained.

27. IMH has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation, has full power and authority to conduct all the activities conducted by it, to own or lease the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

28. IMH has full corporate power and authority to enter into the Dealer Manager Agreement, the Tax Agreement, Non-Competition Agreement, the Right of First Refusal Agreement, the Contribution Agreement and the Submanagement Agreement with the Manager. The Tax Agreement, the Contribution Agreement, the Right of First Refusal Agreement, the Non-Competition Agreement, the Submanagement Agreement and any other Company Agreements to which IMH is a party are collectively referred to as the "IMH Agreements." Each of the Dealer Manager Agreement and the IMH Agreements has been duly authorized, executed and delivered by IMH and constitutes a valid and binding agreement of IMH and is enforceable against IMH in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by IMH of, and the performance by IMH of its obligations under, each of the Dealer Manager Agreement and IMH Agreements, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of IMH pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of IMH, any contract or other agreement to which IMH is a party or by which IMH or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of IMH the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

29. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement or the IMH Agreements by or in connection with the taking by IMH of any other action contemplated hereby or thereby, except such as have been obtained.

In addition, while we have not ourselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of our review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company, ICCC, the Manager and IMH and their independent accountants, no facts have come to our attention which cause us to believe that the Registration Statement, on the respective Representation Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on the respective Representation Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.